Exhibit 99.1

Tapestry, Inc. Introduces 2025 Growth Strategy and Financial Targets

Announces Three-Year Roadmap to Drive Sustainable, Profitable Growth and Significant Return of Cash to Shareholders

  Expects to Achieve Revenue of $8 Billion by Fiscal Year 2025, Reflecting a Three-Year CAGR of 6% to 7%
  Anticipates Delivering Earnings per Diluted Share of More Than $5 in Fiscal Year 2025, Driving a Low-to-Mid Teens Three-Year CAGR
  Plans to Return $3 Billion in Capital to Shareholders Cumulatively Through Fiscal Year 2025 via Share Repurchases and Dividends, Supported by the Company’s Strong Free Cash Flow

NEW YORK--(BUSINESS WIRE)--September 9, 2022--Tapestry, Inc. (NYSE: TPR), a leading New York-based house of iconic accessories and lifestyle brands consisting of Coach, Kate Spade, and Stuart Weitzman, is hosting its 2022 Investor Day at its headquarters in New York City today. In conjunction with the event, the Company is introducing its 2025 growth strategy and financial targets, building on the success of its Acceleration Program.

Joanne Crevoiserat, Chief Executive Officer of Tapestry, Inc., said “Over the last two years, we radically transformed our company, with a sharpened focus on the consumer and commitment to brand building, delivering standout results. From this strong foundation, we have tremendous runway and are poised to drive continued growth across each of our iconic brands. The environment is ever-changing, and we are ready to move at the speed of the consumer with agility and intention. Importantly, we are confident in our ability to fuel sustainable top and bottom-line gains and generate significant cash flow, creating meaningful value for all our stakeholders in the years to come.”

2025 Growth Strategy
At its Investor Day, Tapestry’s senior leadership team will present a detailed overview of the Company’s 2025 growth strategy, designed to amplify and extend the competitive advantages of its brands, with a focus on four strategic priorities:

  Building Lasting Customer Relationships: The Company’s brands will leverage Tapestry’s transformed business model to drive customer lifetime value through a combination of increased acquisition, retention and reactivation.
  Fueling Fashion Innovation & Product Excellence: The Company will drive sustained growth in core handbags and small leathergoods, while accelerating gains in footwear and lifestyle products.
  Delivering Compelling Omni-Channel Experiences: The Company will extend its omni-channel leadership to meet the customer wherever they shop, delivering growth online and in stores.
  Powering Global Growth: The Company will support balanced growth across regions, prioritizing North America and China, its largest markets, while capitalizing on opportunities in under-penetrated geographies such as Southeast Asia and Europe.

Long-term Financial Targets
Scott Roe, Chief Financial Officer and Chief Operating Officer of Tapestry, Inc., said, “We have powerful brands that participate in attractive and durable categories with a business model that is both proven and profitable. We will remain balanced in our approach to fueling revenue gains, operating margin expansion and earnings increases. At the same time, we will continue to be disciplined allocators of capital, with a plan to return $3 billion to shareholders through FY25, supported by our strong free cash flow. Together, we believe this will drive significant total shareholder returns over our planning horizon.”

Tapestry is introducing its Fiscal 2025 financial targets, including:

  Revenue of $8 billion, representing a three-year CAGR of 6% to 7%;
    Coach revenue growth at a mid-single-digit three-year CAGR to $5.7 billion, while maintaining an operating margin of 30%;
    Kate Spade revenue growth at a high-single digit three-year CAGR to $1.9 billion, while expanding operating margin to mid-teens. The brand remains on track to achieve $2 billion in revenue and high-teens operating margin;
    Stuart Weitzman revenue growth at a low-double digit three-year CAGR to $450 million while expanding operating margin to high-single-digits;
  Operating margin in the area of 19%, representing expansion of approximately 100 basis points versus FY22;
  Earnings per diluted share of over $5, for a low-to-mid-teens three-year CAGR; and
  Cumulative cash return of $3 billion to shareholders by Fiscal 2025 supported by a targeted dividend payout ratio of 35% to 40% and share repurchases of at least $700 million annually.

These targets incorporate the Company’s previously announced Fiscal 2023 outlook, which was provided with its fourth quarter earnings results in mid-August. As previously noted, this outlook assumed:

  No further appreciation of the USD; information provided based on spot rates at the time of forecast;
  Continued gradual recovery in Greater China from Covid-related disruption; no further significant lockdowns or incremental supply chain pressures from the Covid-19 pandemic;
  No material worsening of inflationary pressures or consumer confidence; and
  No benefit from the potential reinstatement of the Generalized System of Preferences (GSP).

Given the dynamic nature of these and other external factors, financial results could differ materially from the outlook provided.

Investor Day Event Details
The live event will be available via webcast on the Company’s Investor Day microsite beginning at 8:30am ET today. Presentation slides and a recording of the event will also be available on the investor section of the Company’s website, www.tapestry.com/investors, after the conclusion of the Investor Day.

About Tapestry, Inc.
Our global house of brands unites the magic of Coach, Kate spade new york and Stuart Weitzman. Each of our brands are unique and independent, while sharing a commitment to innovation and authenticity defined by distinctive products and differentiated customer experiences across channels and geographies. We use our collective strengths to move our customers and empower our communities, to make the fashion industry more sustainable, and to build a company that’s equitable, inclusive, and diverse. Individually, our brands are iconic. Together, we can stretch what’s possible. To learn more about Tapestry, please visit www.tapestry.com. For important news and information regarding Tapestry, visit the Investor Relations section of our website at www.tapestry.com/investors. In addition, investors should continue to review our news releases and filings with the SEC. We use each of these channels of distribution as primary channels for publishing key information to our investors, some of which may contain material and previously non-public information. The Company’s common stock is traded on the New York Stock Exchange under the symbol TPR.

This information to be made available in this press release may contain forward-looking statements based on management's current expectations. Forward-looking statements include, but are not limited to, the statements under “2025 Growth Strategy,” and “Long-term Financial Targets,” as well as statements regarding the Company’s longer-term goals and targets, fiscal year 2023 outlook, current assumptions, estimates, judgments, expectations, plans and projections about the business, and statements that can be identified by the use of forward-looking terminology such as "may," "will," “can,” "should," "expect," “potential,” "intend," "estimate," "continue," "project," "guidance," "forecast," “outlook,” “commit,” "anticipate," “goal,” “leveraging,” “sharpening,” transforming,” “creating,” accelerating,” “enhancing,” “innovation,” “drive,” “targeting,” “assume,” “plan,” “progress,” “confident,” “future,” “uncertain,” “on track,” “achieve,” “strategic,” “growth,” “view,” “stretching what’s possible,” or comparable terms. Future results may differ materially from management's current expectations, based upon a number of important factors, including risks and uncertainties such as the impact of the Covid-19 pandemic, including impacts on our supply chain, the ability to control costs and successfully execute our growth strategies, expected economic trends, the ability to anticipate consumer preferences, risks associated with operating in international markets and our global sourcing activities, our ability to achieve intended benefits, cost savings and synergies from acquisitions, the risk of cybersecurity threats and privacy or data security breaches, the impact of pending and potential future legal proceedings, and the impact of legislation, etc. In addition, purchases of shares of the Company’s common stock will be made subject to market conditions and at prevailing market prices. Please refer to the Company’s latest Annual Report on Form 10-K and its other filings with the Securities and Exchange Commission for a complete list of risks and important factors. The Company assumes no obligation to revise or update any such forward-looking statements for any reason, except as required by law.

Contacts

Tapestry, Inc.
Media:
Andrea Shaw Resnick
Chief Communications Officer
212/629-2618
aresnick@tapestry.com
Analysts and Investors:
Christina Colone
Global Head of Investor Relations
212/946-7252
ccolone@tapestry.com
Kelsey Mueller
212/946-8183
Director of Investor Relations
kmueller@tapestry.com